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                                                       EXHIBIT A


Names, positions, corporate affiliations and business addresses of individuals who may act during 1998, 1999, and 2000 in matters included within the exemption provided by paragraph (b) of Rule 71:

New England Power Service Company

Patricia C. Behlke
Director, Internal Audit (6/98)

Edward Capomacchio
Assistant Controller (6/98)

John G. Cochrane
Vice President and Director of Corporate Finance
Treasurer of New England Electric System (3/98)

Dan C. Delurey
Vice President-External Relations
Responsible for Government Affairs and Corporate Communications

Peter G. Flynn
Vice President and Director of Rates

Paige Graening
Associate Counsel

Gregory A. Hale
Senior Counsel

Alfred D. Houston
Executive Vice President and Chief Financial Officer
Chairman (4/98)
New England Electric System
Officer and director of other subsidiaries

Michael E. Jesanis
Vice President and Treasurer
Senior Vice President and Chief Financial Officer (3/98)
New England Electric System
Officer of other subsidiaries

Cleveland Kapala
Project Director, Hydro Relicensing
New England Power Company
4 Park Street
Concord, NH 03301

Jennifer L. Kenney
Manager of Finance

Cheryl A. LaFleur
Vice President, General Counsel, and Secretary
Senior Vice President (4/98)
New England Electric System
Officer and director of other subsidiaries

Howard W. McDowell
Controller
Officer of other subsidiaries

Kirk L. Ramsauer
Associate General Counsel

Thomas G. Robinson
Deputy General Counsel
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Jose A. Rotger
Principal Rate Analyst

Eric K. Runge
Senior Attorney

Michael F. Ryan
Vice President and Director of Public Affairs
The Narragansett Electric Company
280 Melrose Street
Providence, RI 02901

Terry L. Schwennesen
Manager of Rates

Richard P. Sergel
Senior Vice President
President and Chief Executive Officer (2/98)
New England Electric System
Officer and director of other subsidiaries

Robert King Wulff
Corporation Counsel

Unless otherwise noted, the business address of the above listed persons is:

   25 Research Drive
   Westborough, MA 01582

The duties of each of the above-listed individuals may require, among other things, such appearances as may be necessary before the Federal Energy Regulatory Commission, the Securities and Exchange Commission, and, possibly on rare occasions, Congress, or the staff of the Commissions or Congress, to present or discuss matters affecting the New England Electric System companies. The time devoted to such activities represents only a small fraction of the time devoted to the duties of their above- listed positions.